SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

Filed by the Registrant                       [X]
Filed by a party other than the Registrant    [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement           [ ]  Confidential, for Use of the
[X]  Definitive Proxy Statement                 Commission Only (as permitted by
[ ]  Definitive Additional Materials            Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                         CELLEGY PHARMACEUTICALS, INC.
           ----------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)     Title of each class of securities to which transactions applies:

(2)     Aggregate number of securities to which transactions applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)     Proposed maximum aggregate value of transaction:

(5)     Total fee paid:

        [ ]      Fee paid previously with preliminary materials.

        [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)     Amount previously paid:

(2)     Form, Schedule or Registration Statement No.:

(3)     Filing party:

(4)     Date filed:

                          CELLEGY PHARMACEUTICALS, INC.

                      349 Oyster Point Boulevard, Suite 200
                      South San Francisco, California 94080

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                           To Be Held on May 20, 1999


To the Shareholders:

         The Annual Meeting of Shareholders of Cellegy Pharmaceuticals, Inc. (the "Company") will be held at 349 Oyster Point Boulevard, Suite 200, South San Francisco, California on May 20, 1999, at 8:30 a.m., P.D.T., for the following purposes:

             1. To elect six  members of the Board of  Directors  to serve until the next annual meeting of shareholders;

             2. To ratify the  appointment  of Ernst & Young LLP as  independent auditors of the Company for the 1999 fiscal year; and

             3. To transact such other  business as may properly come before the meeting or any adjournments thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

         Only shareholders of record at the close of business on April 2, 1999 are entitled to notice of, and to vote at, the meeting and any adjournments and postponements thereof.

         You are cordially invited to attend the meeting in person.


                                      By Order of the Board of Directors

                                      /s/ K. Michael Forrest
                                      ------------------------------------------
                                      K. Michael Forrest
                                      President  and Chief Executive Officer


South San Francisco, California
April 15, 1999


--------------------------------------------------------------------------------
     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ACCOMPANYING PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. THANK YOU FOR ACTING PROMPTLY.
--------------------------------------------------------------------------------

                          CELLEGY PHARMACEUTICALS, INC.

                      349 Oyster Point Boulevard, Suite 200
                      South San Francisco, California 94080


                                 (650) 616-2200

                              ---------------------

                         Annual Meeting of Shareholders
                                 PROXY STATEMENT

                              ---------------------


                                 April 15, 1999

To the Shareholders:

         The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of Cellegy Pharmaceuticals, Inc., a California corporation (the "Company"), for use at the Company's annual meeting of shareholders and any adjournments and postponements (the "Annual Meeting") to be held at 8:30 a.m., P.D.T., on May 20, 1999, at 349 Oyster Point Boulevard, Suite 200, South San Francisco, California. Only shareholders of record on the close of business on April 2, 1998 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, the Company had 10,173,294 shares of Common Stock, no par value ("Common Stock"), outstanding and entitled to vote. A majority of the shares outstanding on the Record Date will constitute a quorum for the transaction of business. This Proxy Statement, the Company's Annual Report To Shareholders, and the accompanying form of proxy were first mailed to shareholders on or about April 15, 1999.


                    VOTING RIGHTS AND SOLICITATION OF PROXIES

         Holders of Common Stock are entitled to one vote for each share of Common Stock held, except that in the election of directors each shareholder has cumulative voting rights as described below. The authorized number of directors of the Company currently is seven. For the election of directors, any shareholder may exercise cumulative voting rights, which enable the shareholder to cast a number of votes equal to the number of shares held multiplied by the number of directors to be elected by the class of stock held. All such votes may be cast for a single nominee or may be distributed among any or all of the nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named. In order to be entitled to cumulate votes, a shareholder must give notice at the Annual Meeting, prior to voting, of the shareholder's intention to do so. In addition, no shareholder will be entitled to cumulate votes for a candidate unless that candidate's name has been placed in nomination before the voting. If one shareholder gives such a notice, all shareholders may cumulate their votes. In such an event, the proxy holder may allocate among the Board of Directors' nominees the votes required by proxies in the proxy holder's sole discretion. Shareholders are requested, by means of the accompanying proxy, to grant discretionary authority to the proxy holders to cumulate votes.

         In the event that a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be counted for purposes of determining the presence or absence of a quorum for the transaction of business but will not be considered present and voting with respect to that matter.

         Directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Proposal No. 2 requires for approval the affirmative vote of the majority of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposals. For purposes of such Proposals, (i) the aggregate number of votes entitled to be cast by all shareholders present in person or represented by proxy at the Annual Meeting, whether those shareholders vote "for," "against," "abstain" or give no instructions, will be counted for purposes of determining the minimum number of affirmative votes required to approve the Proposal, (ii) the total number of shares cast "for" Proposal No. 2, or giving no instructions will be counted for purposes of determining whether sufficient affirmative votes have been cast, and (iii) an abstention from voting on a matter by a shareholder present in person or represented by proxy at the Annual Meeting has the same effect as a vote "against" the proposal.

         In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitations of proxies. Any such adjournment would require the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the Annual Meeting.

         The cost of preparing, assembling, printing and mailing the Proxy Statement, the Notice of Annual Meeting of Shareholders and the enclosed form of proxy, as well as the cost of soliciting proxies relating to the Annual Meeting, will be borne by the Company. Following the original mailing of the proxies and other soliciting materials, the Company will request that the brokers, custodians, nominees and other record holders forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Common Stock and request authority for the exercise of proxies. In such cases, the Company, upon the request of the record holders, will reimburse such holders for their reasonable expenses. The original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by directors, officers and employees of the Company.


                             REVOCABILITY OF PROXIES

         Any shareholder giving a proxy in the form accompanying this Proxy Statement has the power to revoke the proxy before its use. A proxy can be revoked (i) by an instrument of revocation delivered before the Annual Meeting to the Secretary of the Company at the Company's principal executive offices,
(ii) by a duly executed proxy bearing a later date or time than the date or time of the proxy being revoked, or (iii) by voting in person at the Annual Meeting. Please note, however, that if a shareholder's shares are held of record by a broker, bank or other nominee and that shareholder wishes to vote at the Annual Meeting, the shareholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming that shareholder's beneficial ownership of the shares. Attendance at the Annual Meeting will not by itself revoke a proxy.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

Nominees

         Six directors are to be elected to the Board at the Annual Meeting to serve until the next annual meeting and until their respective successors are elected and qualified or until the death, resignation, or removal of the director. Each of the nominees is currently a director of the Company. If any nominee is unable or unwilling to serve as a director, the proxies may be voted for such substitute nominee as the proxy holder may determine. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a director if elected. Proxies received will be voted
"FOR" the election of the nominees named below unless the proxy is marked in such a manner as to withhold authority so to vote.

         The names of the nominees and certain information about them are set forth below:

                                                         Principal                   Director
             Name                   Age                  Occupation                   Since
             ----                   ---                  ----------                   -----
K. Michael Forrest ................  55     President, Chief Executive Officer,        1996
                                              and Director of the Company
Carl R. Thornfeldt, M.D. ..........  47     Medical Director and Chairman of           1989
                                              the Board of the Company
Jack L. Bowman(1) .................  66     Consultant to the pharmaceutical and       1996
                                              biotechnology industry
Tobi B. Klar, M.D. ................  44     Practicing Dermatologist and Associate     1995
                                              Clinical Professor in Dermatology,
                                              Albert Einstein Medical Center,
                                              New York City
Alan A. Steigrod(1)(2) ............  61     Consultant to the biotechnology            1996
                                              industry
Larry J. Wells(2) .................  56     President, Wells Investment Group          1989

------------
(1) Member of the Compensation Committee.
(2) Member of the Audit Committee.


         Directors hold office until the next annual meeting of shareholders and until their respective successors have been elected and qualified. The currently authorized number of directors is seven. The company intends to name an additional director in the next several months. Executive officers are chosen by and serve at the discretion of the Board of Directors, subject to any written employment agreements with the Company.

         K. Michael Forrest. Mr. Forrest became President, CEO, and a director in December 1996. From January 1996 to November 1996, he served as a biotechnology consultant. From November 1994 to December 1995, he served as President and CEO of Mercator Genetics, a public biotechnology company. From March 1991 to June 1994, he served as President and CEO of Transkaryotic Therapies, Inc., a public biotechnology company. From 1968 to 1991, Mr. Forrest held a series of positions with Pfizer, Inc. and senior management positions with American Cyanamid, including Vice President of Lederle U.S. and Lederle International. He is a director of AlphaGene Inc., a private functional genomics company, and INEX Pharmaceuticals.

         Carl R. Thornfeldt, M.D. Dr. Thornfeldt is the Chairman of the Board of Directors and a co-founder of the Company, as well as a physician, board certified in dermatology. He has been Medical Director of the Company since its inception. Dr. Thornfeldt served as acting CEO from July 1996 to December 1996. In addition, Dr. Thornfeldt served as Vice President, Research and Development from October 1994 until May 1996. Since 1983, Dr. Thornfeldt has maintained a private dermatology practice and is an Assistant Clinical Professor in Dermatology at the University of Oregon Health Sciences Center. Dr. Thornfeldt received his M.D. from the University of Oregon.

         Jack L. Bowman. Mr. Bowman became a director in December 1996. He is currently a consultant to various pharmaceutical and biotechnology industry groups. From August 1987 to January 1994, he was Company Group Chairman at Johnson & Johnson, where he managed much of its global diagnostic and pharmaceutical businesses. Before then, Mr. Bowman held executive positions with CIBA-Geigy and American Cyanamid, where he had responsibility for worldwide pharmaceutical, medical device, and consumer product divisions. He is currently a director of NeoRx Corp., CytRx Corp., Cell Therapeutics, Inc., Targeted Genetics, Inc. and Osiris Therapeutics.

         Tobi B. Klar, M.D. Dr. Klar became a director of the Company in June 1995. She is a physician, board certified in dermatology. Since 1986, Dr. Klar has maintained a private dermatology practice and has served as Co-Chairperson of the Department of Dermatology at New Rochelle Hospital Medical Center, New Rochelle, New York, and Associate Clinical Professor in dermatology at Albert Einstein Medical Center in New York City. Dr. Klar holds a M.D. from the State University of New York.

         Alan A. Steigrod. Mr. Steigrod became a director in July 1996. Since January 1996 he has been President and Chief Executive Officer of Newport HealthCare Ventures, which invests in and advises biopharmaceutical companies. From March 1993 to November 1995, he served as President and CEO of Cortex Pharmaceuticals, Inc. From February 1991 to February 1993, he worked as a biotechnology consultant. From March 1981 through February 1991, Mr. Steigrod held a series of executive positions with Glaxo, Inc., serving as Chairman of Glaxo's operating committee, as well as on its board of directors. As Executive Vice President, he managed five divisions, including Glaxo Pharmaceuticals and Glaxo Dermatology Products. Prior to Glaxo, Mr. Steigrod held a number of senior management positions with Boehringer Ingelheim, Ltd. and Eli Lilly & Co. He is a director of Sepracor Inc. and NeoRx Corp.

         Larry J. Wells. Mr. Wells became a director of the Company in 1989. For the past five years, he has been a venture capitalist. He is the President of Wells Investment Group, the General Partner of Daystar Partners and the founder of Sundance Venture Partners, L.P., a venture capital fund. Mr. Wells is a director of Identix, Inc., Novamed, Isonics Corp., Wings America and Legacy Brands.

Board of Directors Meetings and Committees

         During the fiscal year ended December 31, 1998 ("fiscal 1998"), the Board held six meetings, including telephone conference meetings. Each nominee who was a director during fiscal 1998 attended more than 75% of the number of Board meetings and the total number of meetings held by all committees on which such director served that were held during fiscal 1998 during the time such person was a director, except Tobi B. Klar, M.D.

         Standing committees of the Board include an Audit Committee and a Compensation Committee. The Board does not have a nominating committee or a committee performing similar functions.

         Messrs. Wells and Steigrod are the current members of the Company's Audit Committee. The Audit Committee met one time during 1998. The Audit Committee reviews the Company's accounting practices, internal control systems and meets with the Company's outside auditors concerning the scope and terms of their engagement and the results of their audits.

         Messrs. Bowman and Steigrod are the current members of the Company's Compensation Committee. The Compensation Committee met four times during 1998, including telephonic meetings, and acted by written consent thirteen times. The Compensation Committee recommends compensation for officers and employees of the Company, grants options and stock awards under the Company's employee benefit plans.

Director Compensation

         Directors employed by the Company did not receive any monetary fees for services performed for the Company during 1998. Outside directors are reimbursed for their travel expenses related to Board meetings. In addition, they receive a fee of $1,250 for each Board meeting attended in person. Also, outside directors receive $500 for each committee meeting attended in person.

         Non-employee directors of the Company are eligible to participate in the 1995 Directors' Stock Option Plan (the "Directors' Plan"). A total of 150,000 shares of Common Stock are reserved for issuance to eligible directors pursuant to the Directors' Plan. The Directors' Plan is currently administered by the Compensation Committee of the Board. On the date on which an eligible director is elected, the director is granted a non-qualified stock option (normally with a term of ten years) (an "Initial Option") to acquire 30,000 shares. Thereafter, on the first business day after the Company's annual meeting of shareholders, an eligible director will be granted a ten year option (an "Annual Option") to acquire 8,000 shares. The exercise price of all such options is the fair market value of the shares on the grant date. Initial Options generally are exercisable immediately with respect to 25% of the shares subject to the option, and become exercisable with respect to the remaining shares subject to the option upon the first, second, third and fourth anniversaries of the grant date. Annual Options become exercisable with respect to 33.3% of the shares on each of the first, second and third anniversary of the grant date. During fiscal 1998, Annual Options of 8,000 shares at an exercise price of $5.50 were granted to each of Jack L. Bowman, Tobi B. Klar, M.D., Alan A. Steigrod, Denis R. Burger, Ph.D. and Larry J. Wells.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
                  ELECTION OF EACH OF THE NOMINATED DIRECTORS.


                                 PROPOSAL NO. 2

           RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Company has engaged Ernst & Young LLP as its principal independent public accountants to perform the audit of the Company's financial statements for fiscal 1999. Ernst & Young LLP has audited the Company's financial statements since 1989. The Board of Directors expects that representatives of Ernst & Young LLP will be present at the Annual Meeting, will be given an opportunity to make a statement at the meeting if they desire to do so, and will be available to respond to appropriate questions.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
               RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of March 31, 1999, certain information known to the Company regarding the ownership of shares of Common
Stock by (i) each person known to the Company to be a beneficial owner of more that 5% of the outstanding shares of Common Stock; (ii) each director; (iii) each Named Officer (see "Executive Compensation"); and (iv) all directors and executive officers as a group.

                                                                             Shares Beneficially
                                                                                  Owned(1)
                                                                            --------------------
                                 Name                                       Number       Percent
                                 ----                                       ------       -------
The Thomas J. Tisch 1999 Annuity Trust I(2) ............................     578,100        5.4%
  c/o Mr. Barry Bloom
  667 Madison Avenue
  New York, New York 10021
The Daniel R. Tisch 1999 Annuity Trust I(2) ............................     578,100        5.4%
  c/o Mr. Barry Bloom
  667 Madison Avenue
  New York, NY 10021
The James S. Tisch 1999 Annuity Trust I(2) .............................     578,100        5.4%
  c/o Thomas J. Tisch
  667 Madison Avenue
  New York, NY 10021
The Andrew H. Tisch 1999 Annuity Trust I(2) ............................     578,100        5.4%
  c/o Mr. Barry Bloom
  667 Madison Avenue
  New York, NY 10021
Fidelity Management & Research Corp. ...................................     603,600        5.6%
  82 Devonshire Street
  Boston, MA 02109
K. Michael Forrest(3) ..................................................     661,827        6.1%
  349 Oyster Point Blvd., Suite 200
  South San Francisco, CA 94080
Larry J. Wells(4) ......................................................     428,556        4.0%
  100 Clock Tower Place, Suite 130
  Carmel, California 93923
Carl R. Thornfeldt, M.D.(5) ............................................     508,217        4.8%
  349 Oyster Point Blvd., Suite 200
  South San Francisco, CA 94080
A. Richard Juelis(6) ...................................................      92,034         *
Michael L. Francoeur, Ph.D.(7) .........................................      41,907         *
Denis R. Burger, Ph.D.(8) ..............................................      23,917         *
Alan A. Steigrod(9) ....................................................      26,334         *
John J. Chandler(10) ...................................................      41,750         *
Jack L. Bowman(11) .....................................................      25,584         *
Tobi B. Klar, M.D.(12) .................................................      20,974         *
Daniel L. Azarnoff, M.D.(13) ...........................................      12,500         *
All directors and executive officers as a group(14) (11 persons) .......   1,883,600       15.6%

* less than 1%
------------

 (1) Based upon information supplied by officers, directors and principal shareholders. Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission that deem

                                        6



     shares to be beneficially owned by any person who has or shares voting or investment power with respect to such shares. Unless otherwise indicated, the persons named in this table have sole voting and sole investing power with respect to all shares shown as beneficially owned, subject to community property laws where applicable. Shares of Common Stock subject to an option that is currently exercisable or exercisable within 60 days of March 31, 1999 are deemed to be outstanding and to be beneficially owned by the person holding such option for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

 (2) Based on information in a Schedule 13D and a Form 3 filed in March 1999 by Thomas J. Tisch, Daniel R. Tisch, James S. Tisch, Andrew H. Tisch,
     Four-Fourteen Partner ("4-14 LP"), LLC, A Delaware limited liability company, The Thomas J. Tisch 1999 Annuity Trust I, The Daniel R. Tisch 1999 Annuity Trust I, The James S. Tisch 1999 Annuity Trust I and the Andrew H. Tisch 1999 Annuity Trust I, reflects the distribution in March 1999 by Four Partners, a general partnership, of 2,312,400 shares of Common Stock, in a series of transfers to the trusts named in the above table. In addition to the above shares, in the Form 3 filing, James S. Tisch reported indirect beneficial ownership of 19,200 shares of Common Stock as custodian for certain accounts of his children and 4-14 LP reported beneficial ownership of an additional 47,700 shares of Common Stock.

 (3) Includes 125,000 shares subject to stock options exercisable before May 31, 1999.

 (4) Includes 399,816 shares held by Sundance Venture Partners, L.P., of which Mr. Wells may be deemed a beneficial owner. Includes 4,736 shares issuable upon exercise of presently exercisable Common Stock purchase warrants. Includes 24,004 shares subject to stock options exercisable before May 31, 1999.

 (5) Excludes 34,823 and 34,726 shares, respectively, held in trust for two relatives of Dr. Thornfeldt. Includes 190,463 shares held by Dr. Thornfeldt's spouse. Includes 121,090 shares subject to stock options exercisable before May 31, 1999.

 (6) Includes 92,034 shares subject to stock options exercisable before May 31, 1999.

 (7) Includes 41,907 shares subject to stock options exercisable before May 31, 1999.

 (8) Includes 23,917 shares subject to stock options exercisable before May 31, 1999.

 (9) Includes 22,334 shares subject to stock options exercisable before May 31, 1999.

(10) Includes 33,750 shares subject to stock options exercisable before May 31, 1999.

(11) Includes 21,084 shares subject to stock options exercisable before May 31, 1999.

(12) Includes 20,274 shares subject to stock options exercisable before May 31, 1999.

(13) Includes 12,500 shares subject to stock options exercisable before May 31, 1999.

(14) Includes 399,816 shares held by Sundance Venture Partners, L.P., of which Mr. Wells may be deemed a beneficial owner. Includes 4,736 shares issuable upon exercise of presently exercisable Common Stock purchase warrants. Includes 24,004 shares subject to stock options exercisable before May 31, 1999.


Executive Compensation

         The following table sets forth all compensation awarded, earned or paid for services rendered in all capacities to the Company during fiscal years 1998, 1997 and 1996 to (i) each person who served as the Company's chief executive officer during 1998, and (ii) the four most highly compensated officers other than the chief executive officer who were serving as executive officers at the end of 1998 and whose total annual salary and bonus in such year exceeded $100,000.

                                                     SUMMARY COMPENSATION TABLE

                                                                                                             Long Term
                                                                               Annual Compensation         Compensation
                                                                   ---------------------------------------   Securities
           Name and Principal                                                                 Other Annual   Underlying  All Other
                Position                              Year          Salary           Bonus    Compensation    Options   Compensation
                --------                              ----          ------           -----    ------------    -------   ------------
                                                                     ($)              ($)          ($)          (#)          ($)
K. Michael Forrest ..............................     1998         281,853            --           --         155,000         --
 President and Chief                                  1997         261,943            --           --            --           --
 Executive Officer                                    1996          23,103          50,000(1)      --         245,000         --

Carl R. Thornfeldt, M.D. ........................     1998         139,500            --           --          75,000         --
 Medical Director and                                 1997         108,000            --           --            --           --
 Chairman of the Board                                1996         107,962            --           --          54,000         --

Daniel L. Azarnoff, M.D. ........................     1998         115,000            --           --          10,000         --
 VP, Clinical and                                     1997          44,747            --           --          50,000         --
 Regulatory Affairs                                   1996            --              --           --            --           --

Michael L. Francoeur, Ph.D. .....................     1998         183,441            --           --            --           --
 VP, Research and                                     1997         150,000            --           --          89,000         --
 Development(2)                                       1996         147,042            --           --          81,000         --

A. Richard Juelis ...............................     1998         168,438            --           --            --           --
 VP, Finance and                                      1997         150,000            --           --          16,000         --
 Chief Financial Officer                              1996         131,830            --           --          28,500         --

------------
(1) Consists of a bonus paid on January 31, 1997, in accordance with his employment agreement. The bonus was expensed during the period starting December 1, 1996, and ending December 31, 1997.

(2)  No longer an executive officer or employee.


         The following table sets forth information regarding individual grants of options to acquire the Company's Common Stock during fiscal 1998 to each Named Officer.

                                                  Option Grants In Last Fiscal Year

                                                                                Individual Grants
                                           -------------------------------------------------------------------------------------
                                           Number of
                                           Securities  % of Total Options                           Potential Realizable Value at
                                           Underlying       Granted to    Exercise or                 Assumed Rates of Stock Price
                                            Options         Employees      Base Price  Expiration    Appreciation for Option Term(2)
              Name                         Granted(#)    In Fiscal Year     ($/Sh)       Date           5% ($)           10% ($)
              ----                         ----------    --------------     ------       ----           ------           -------
Daniel L. Azarnoff, M.D. ...............     10,000           1.9%        $   4.38       2008           275,456           698,059
K. Michael Forrest(1) ..................    155,000          28.7%        $   7.00       2008         6,823,507        17,292,106
Carl R. Thornfeldt, M.D.(1) ............     75,000          13.9%        $   7.00       2008         3,301,697         8,367,148

------------
(1) The exercise price of all the option shares shown in the table are at the fair market value of the common stock on the grant date. The shares subject to these options become exercisable annually over three years from the grant date.

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of share price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future share prices.

         The following table sets forth information with respect to the options exercised by the Named Officers during fiscal 1998.


                                     Aggregated Option/SAR Exercises In Last Fiscal Year And
                                                    FY-End Option/SAR Values

                                                                      Number of Securities            Value of Unexercised
                                                                     Underlying Unexercised               In-The-Money
                                      Shares                              Options/SARs at                   Options at
                                    Acquired on        Value          December 31, 1998 (#)          December 31, 1998 ($)
              Name                 Exercise (#)     Realized ($)    Exercisable/Unexercisable     Exercisable/Unexercisable(1)
              ----                 ------------     ------------    -------------------------     ----------------------------
Daniel L. Azarnoff, M.D.               --               --               12,500/ 47,500                       *
K. Michael Forrest                     --               --              125,000/275,000                       *
Michael L. Francoeur, Ph.D.            --               --               39,407/ 70,593                       *
A. Richard Juelis                      --               --               80,222/ 19,780                 68,477/ 9,781
Carl R. Thornfeldt, M.D.               --               --              101,143/103,200                 74,072/20,949

------------
(1) Based on the difference between the fair market value of the Common Stock at December 31, 1998 ($3.50 per share) and the exercise price of options shown in the table.

* Exercise price exceeds the fair market value of the common stock at December 31, 1998.


Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of the Company's Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they filed. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, during the last fiscal year all Section 16(a) filing requirements applicable to the Company's officers, directors, and greater than ten percent beneficial owners were timely filed, except that Form 4's were filed late with respect to (i) purchases of the Company's stock by directors Carl Thornfeldt, M.D. and Jack Bowman on April 24, 1998 and April 30, 1998 respectively and (ii) net exercise of a Company Common Stock Warrant by director Larry Wells on December 18, 1998.

Compensation Committee Interlocks And Insider Participation

         The Compensation Committee of the Board (the "Committee") makes all decisions involving the compensation of executive officers of the Company, approves all stock option grants and provides guidance on all other compensation and benefit related issues.


                      REPORT OF THE COMPENSATION COMMITTEE

         This Report of the Compensation Committee is required by the SEC and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

         Final decisions regarding executive compensation and stock option grants to executives are made by the Compensation Committee of the Board of Directors (the "Committee"). The Committee is composed of two independent non-employee directors, none of whom have any interlocking relationships as defined by the SEC.

General Compensation Policy

         The Committee acts on behalf of the Board to establish the general compensation policy of the Company for all employees of the Company. Subject to provisions of any applicable employment agreements, the Committee typically reviews base salary levels and target bonuses for the Chairman, Chief

Executive Officer ("CEO") and other executive officers and employees of the Company prior to the beginning of each fiscal year. The Committee administers the Company's incentive and equity plans, including the 1995 Equity Incentive Plan (the "Plan"). The Committee's philosophy in compensating executive officers, including the Chairman and CEO, is to relate compensation to corporate performance. Consistent with this philosophy, the incentive component of the compensation of the executive officers of the Company is contingent on the achievement of corporate goals and objectives. Long-term equity incentives for executive officers include the granting of stock options under the Plan. Stock options generally have value for the executive only if the price of the Company's stock increases above the fair market value on the grant date and the executive remains in the Company's employ for the period required for the shares to vest or, where vesting of options is subject to the attainment of certain performance objectives, if the specified performance objectives are attained. The base salaries, incentive compensation and stock option grants of the executive officers are determined in part by the Committee informally reviewing data on prevailing compensation practices of biopharmaceutical companies with whom the Company competes for executive talent and by their evaluating such information in connection with the Company's corporate goals and objectives. To this end, the Committee attempted to compare the compensation of the Company's executive officers with the compensation practices of comparable companies to determine base salary, possible bonuses and total cash compensation. In addition to their base salaries, the Company's executive officers, including the CEO, are entitled to participate in the Plan. In preparing the performance graph for this Proxy Statement, the Company used The NASDAQ (U.S. only) Stock Market Index and The NASDAQ Pharmaceutical Stocks Index as its published line of business indices. The compensation practices of most of the companies in these indices were not reviewed by the Company when the Committee reviewed the compensation information described above because such companies were determined not to be competitive with the Company for executive talent.

Fiscal 1998 Executive Compensation

         Base Compensation. The Committee reviewed the recommendations and performance and market data outlined above and established a base salary level for each executive officer, including the Chairman and CEO, subject to provisions of any employment agreements.

         Incentive Compensation. Cash bonuses are typically awarded only if the Company meets predetermined corporate goals and objectives set by the Board early in the year. For fiscal 1998, the objectives used by the Company as the basis for incentive compensation for the Chairman, CEO and the other executives were based primarily on research and clinical development of its products. The target amount of bonus and the actual amount of bonus are determined by the Committee, in its discretion. No cash bonuses were paid for 1998.

         Stock Options. In fiscal 1998, stock options were granted to two executive officers in addition to the Chairman and CEO: Dr. Azarnoff was awarded 10,000 stock options and Mr. Chandler was awarded 90,000 stock options. Stock options typically have been granted to executive officers when the executive first joins the Company, in connection with a significant change in responsibilities and, occasionally, to achieve equity within a peer group. The Committee may, however, grant additional stock options to executives for other reasons. The number of shares subject to each stock option granted is within the discretion of the Committee and is based on anticipated future contribution and ability to impact corporate and/or business unit results, past performance or consistency within the executive's peer group. In fiscal 1998, the Committee considered these factors, as well as the number of unvested options held by such executive officers as of the date of grant. In the discretion of the Committee, executive officers may also be granted stock options under the Plan to provide greater incentives to continue their employment with the Company and to strive to increase the value of the Common Stock. The stock options generally become exercisable over a four-year period and, in certain instances, sooner based on the attainment of certain objectives and are granted at a price that is equal to the fair market value of the Common Stock on the date of grant.

         Company  Performance  and  Chairman and CEO  Compensation.  Because Dr.
Thornfeldt and Mr. Forrest were responsible for the Company obtaining a significant portion of its objectives for fiscal 1998, the Committee exercised its discretion and recommended, during the third quarter of fiscal 1998, that Dr.

Thornfeldt and Mr. Forrest should be granted stock options to purchase 75,000 and 155,000 shares of Common Stock, respectively. These objectives included satisfactorily managing the Company's overall strategic plan, increasing the Company's long-term shareholder valuation by achieving corporate and new product development goals, and maintaining a strong financial position. In granting stock options to Mr. Forrest, the Committee reviewed Mr. Forrest's prior outstanding option grants and the number of options that remained unexercisable. For Dr. Thornfeldt's compensation, the Committee considered his contributions in the clinical development and commercialization of the cosmeceutical product line and in strengthening and expanding Cellegy's intellectual property position and patents. The Committee believes that these grants were appropriate because they gave proper incentives to Dr. Thornfeldt and Mr. Forrest for fiscal 1998 and future years. The Committee also reviewed the compensation practices of the comparable companies in recommending these executive grants.

         Compliance with Section 162(m) of the Internal Revenue Code of 1986. The Company intends to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986 for fiscal 1999. The Plan is already in compliance with Section 162(m). The Company does not expect cash compensation for any employee in 1999 to be in excess of $1,000,000 or consequently affected by the requirements of Section 162(m).


                                            COMPENSATION COMMITTEE


                                            Jack L. Bowman
                                            Alan A. Steigrod

                         COMPANY STOCK PRICE PERFORMANCE

         The stock price performance graph below is required by the SEC and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts. The graph below compares the cumulative total stockholder return on the Common Stock of the Company from August 14, 1995, the effective date of the Company's initial public offering to December 31, 1998 with the cumulative total return of The Nasdaq (US only) Stock
Market Index and the NASDAQ Pharmaceutical Stocks Index (assuming the investment of $100 in the Company's Common Stock and in each of the indices on August 14, 1995, and reinvestment of all dividends). Unless otherwise specified, all dates refer to the last day of each year presented.


[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]

                                 Comparison of Cumulative Total Return

                                   8/14/95        12/31/95       12/31/96       12/31/97       12/31/98
                                   -------        --------       --------       --------       --------
Cellegy Index                      $ 100           $  85          $  75         $ 140           $  58

Nasdaq Index (U.S. Only)           $ 100           $ 104          $ 128         $ 157           $ 221

Nasdaq Pharmaceutical Index        $ 100           $ 122          $ 123         $ 127           $ 162


Certain Relationships and Related Transactions

         Mr. Forrest, President and Chief Executive Officer and the Company entered into an employment agreement dated November 20, 1996. The agreement provides for a base compensation of $265,000 per year. Mr. Forrest's salary was increased to $280,000 per year as of January 1, 1998. Either the Company or Mr. Forrest may terminate the agreement at any time upon notice to the other party. The agreement provides that, upon termination without cause, Mr. Forrest will be paid twelve months severance and continuation of benefits during the period severance payments are made. The agreement provides for granting of 245,000 stock options, 25,000 of which are fully vested at grant, and 25,000 of which are vested six months after the grant date. An additional 45,000 shares subject to the option will vest at the earlier of the accomplishment of certain milestones or after five years from date of grant. The remaining 150,000 vest annually over four years from the grant date if there has been no Employment Termination.

         Dr. Thornfeldt and the Company entered into an employment agreement dated January 22, 1996. The agreement provided for payments of $9,000 per month as long as Dr. Thornfeldt is devoting at least five business days per month to the affairs of the Company. The agreement provides for the assignment to the Company, subject to certain exclusions, of inventions of Dr. Thornfeldt during the term of the agreement. Under the Agreement, he may not engage in any activity that is competitive with the business of the Company, including without limitation acting as a consultant to any business that competes, directly or indirectly, with the business of the Company. The agreement may be terminated before expiration of its term upon certain events, including Dr. Thornfeldt's death, a material breach of the agreement by the other party, or by either party upon prior notice. Dr. Thornfeldt's salary was increased to $10,250 per month as of January 1, 1998. His salary was reduced to $6,500 per month as of March 1, 1999.

         Dr. Azarnoff became Vice President, Clinical and Regulatory Affairs in October 1997 after consulting with the Company on a part-time basis since January 1997. His agreement with the Company provides for a base compensation of $115,000, and for certain stock option grants. Under the Agreement, Dr. Azarnoff devotes 20 hours per week to the Company.

         Mr. Chandler became Vice President, Corporate Development in May 1998. His agreement with the company provides for a base compensation of $165,000, and for certain stock options.

         Mr. Juelis became Vice President, Finance, Chief Financial Officer and Secretary in March 1996 after consulting with the Company on a part time basis since November 1994. His agreement with the Company provides for a base compensation of $160,000, and for certain stock option grants.

         Dr. Francoeur became Vice President, Research and Development in May 1996. Dr. Francoeur resigned as an officer and employee of the Company effective January 15, 1999. Dr. Francoeur and the Company entered into a severance agreement providing for nine months of salary and selected benefit continuation. A portion of the salary was paid in advance. The agreement also calls for accelerated vesting of certain stock options and an extension of the termination period for exercise of certain stock options.


                              SHAREHOLDER PROPOSALS

         Proposals of shareholders intended to be presented at the Company's Annual Meeting of shareholders following completion of the fiscal year ending December 31, 1999, must be received in writing by the Secretary of the Company at the Company's principal executive offices, no later than January 1, 2000.


                                  OTHER MATTERS

         The Board knows of no other matters that will be presented at the Annual Meeting. If however, any matter is properly presented at the Annual Meeting, the proxy solicited hereby will be voted in accordance with the judgment of the proxy holders.


                                          By Order of the Board of Directors,

                                          /s/ K. Michael Forrest
                                          --------------------------------------
                                          K. Michael Forrest
                                          President  and Chief Executive Officer


South San Francisco, California


All shareholders are urged to complete, sign, date and return the accompanying Proxy Card in the enclosed postage prepaid envelope. Thank you for your prompt attention to this matter.

                                                                      Appendix A


PROXY                     CELLEGY PHARMACEUTICALS, INC.                    PROXY

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                                  May 20, 1999


     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CELLEGY

         The undersigned hereby appoints K. Michael Forrest and Carl R. Thornfeldt, M.D., or either of them, each with full power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of Cellegy Pharmaceuticals, Inc. ("Cellegy") to be held at 8:30 a.m. P.D.T., on May 20, 1999, at 349 Oyster Point Blvd., Suite 200, South San Francisco, California, and at any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the following matters:

                 (Continued, and to be signed on the other side)

--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

ATTENTION:        PLEASE NOTE THAT THIS BOX WILL NOT BE  PRINTED.  IT IS TO SHOW
                  THE TEXT POSITION ON THE FRONT OF THIS PROXY CARD

                                                                 [X] Please mark
                                                                      your votes
                                                                        as this

                                                                       WITHHOLD
                                                            FOR         FOR ALL
1. ELECTION OF DIRECTORS:
   NOMINEES: K. Michael Forrest,                            [ ]           [ ]
   Carl R. Thornfeldt, M.D.,
   Jack L. Bowman, Tobi B. Klar, M.D., Alan A. Steigrod, and Larry J. Wells

   INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

   __________________________________________
   I PLAN TO ATTEND THE MEETING   [ ]

                                                   FOR       AGAINST    ABSTAIN

2. To ratify the appointment of Ernst & Young
   LLP as independent auditors of the Company      [ ]         [ ]        [ ]
   for the 1999 fiscal year.


3. The  transaction of such other business as
   may  properly  come  before the meeting or      [ ]         [ ]        [ ]
   any adjournments or postponements of the meeting.

                                             The Board of  Directors  recommends
                                             that you vote FOR the  election  of
                                             all  nominees  and FOR Proposal No.
                                             2.
                                             THIS   PROXY   WILL  BE   VOTED  AS
                                             DIRECTED  ABOVE.  WHEN NO CHOICE IS
                                             INDICATED, THIS PROXY WILL BE VOTED
                                             FOR  THE   ELECTION  OF  THE  SEVEN
                                             NOMINEES  FOR ELECTION TO THE BOARD
                                             OF  DIRECTORS  AND FOR PROPOSAL NO.
                                             2.
                                             In  their  discretion,  the   proxy
                                             holders are authorized to vote upon
                                             such other business as may properly
                                             come  before  the  meeting  or  any
                                             adjournments    or    postponements
                                             thereof to the extent authorized by
                                             Rule 14a-4(c) promulgated under the
                                             Securities Exchange Act of 1934, as
                                             amended.

Signature(s) _______________________________________ Dated _______________, 1999

Please sign as name appears hereon. Joint owners should each sign. If shares are held of record by a Corporation, the Proxy should be executed by the president, vice president, secretary or assistant secretary. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

ATTENTION:        PLEASE NOTE THAT THIS BOX WILL NOT BE  PRINTED.  IT IS TO SHOW
                  THE TEXT POSITION ON THE BACK OF THIS PROXY CARD